Exhibit 16.1

January 11, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Hong Kong Winalite Group, Inc. (formerly Gourmet Herb Growers, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K/A, amendment number 1, to be filed on or about January 11, 2008 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.